Exhibit 99.1

Progress Software Announces Amended Credit Facility

New $1.5B facility will support continued growth and provide greater scale and flexibility

Burlington, Mass.—July 22, 2025—Progress Software (Nasdaq: PRGS), the trusted provider of AI-powered digital experience and infrastructure software, today announced that it has entered into a Fifth Amended and Restated Credit Agreement (the “Amended Credit Agreement”), which, among other things, increased the company’s revolving credit facility from $900 million to $1.5 billion and extended the maturity date to July 31, 2030. The Amended Credit Agreement replaces the Company’s existing secured credit facility and, as of the closing date, there remains $660 million in revolving credit loans outstanding.

Progress CFO Anthony Folger stated, “This new credit facility provides scale and flexibility, both of which are important to support Progress’ continued growth. With our increased liquidity, Progress is exceptionally well positioned to deliver on our Total Growth Strategy through additional accretive acquisitions.”

JPMorgan Chase Bank, N.A. acted as Administrative Agent; Citibank, N.A. and Wells Fargo Bank, N.A.as Syndication Agents; Bank of America, N.A., PNC Bank, National Association, TD Bank, N.A., Citizens Bank N.A., and First-Citizens Bank & Trust Company as Documentation Agents; JPMorgan Chase Bank, N.A., Citibank, N.A. and Wells Fargo Securities, LLC acted as Joint Bookrunners and Joint Lead Arrangers; and BofA Securities, Inc., PNC Bank, National Association and TD Bank, N.A. acted as Joint Lead Arrangers.

About Progress Software
Progress Software (Nasdaq: PRGS) provides software that enables organizations to develop and deploy their mission-critical applications and experiences, as well as effectively manage their data platforms, cloud and IT infrastructure. As an experienced, trusted provider, we make the lives of technology professionals easier. Learn more at www.progress.com.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believes,” “expects,” “may,” “could,” “would,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” “targets,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended November 30, 2024 and our Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2025 and May 31, 2025. Except as required by law, Progress has no obligation to update any of these forward-looking statements to conform these statements to actual results or revised expectations, which speak only as of the date of this press release.

# # #

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Jeff Young
Progress Software	Progress Software
+1 781-850-8450	+1 781-280-4000
Investor-Relations@progress.com	PR@progress.com

Source: Progress Software Corporation